Exhibit 5

April 9, 2009

Sara Lee Corporation

3500 Lacey Road

Downers Grove, IL 60515

Re:	Sara Lee Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

In my capacity as Executive Vice President, General Counsel and Corporate Secretary, of Sara Lee Corporation, a Maryland corporation, I am furnishing this opinion in connection with the registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), covering debt securities, warrants to purchase debt securities, common stock, preferred stock, warrants to purchase common stock, foreign currency warrants, stock purchase contracts and stock purchase units (the “Securities”).

In connection with this opinion, I have examined originals or copies of such documents, corporate records, certificates and other instruments furnished by Sara Lee or its officers and by governmental authorities as I have deemed necessary, including the Registration Statement, the articles of restatement of the charter and the Bylaws of Sara Lee and resolutions of the Board of Directors of Sara Lee. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, certified copies or photocopies, the authenticity to the original documents of such certified copies or photocopies and the legal capacity of all natural persons.

Based upon my review, I am of the opinion that:

1. Sara Lee has been duly incorporated and is an existing corporation in good standing under the laws of the state of Maryland.

2. When the Registration Statement has become effective under the Securities Act, the terms of the Securities which are debt securities and their issue and sale have been duly established in conformity with any indenture relating to the Securities which are debt securities so as to not violate any applicable law or agreement or instrument then binding on Sara Lee, and the Securities which are debt securities have been duly executed, authenticated and delivered in accordance with such indenture and issued and sold as contemplated in the Registration Statement, the Securities which are debt securities will constitute valid and binding obligations of Sara Lee, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Sara Lee Corporation

April 9, 2009

3. The shares of common stock will be validly issued, fully paid and non-assessable when (a) the Registration Statement shall have become effective under the Securities Act; (b) final resolutions shall have been duly adopted by Sara Lee’s Board of Directors, or a duly authorized committee thereof, authorizing the issuance and sale of the common stock as contemplated by the Registration Statement and any prospectus supplement relating thereto, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and the common stock is issued in a manner consistent therewith; and (c) the certificates representing the common stock in the form of the specimen certificate examined by me shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

4. Preferred stock, warrants to purchase debt securities, warrants to purchase common stock, foreign currency warrants, stock purchase contracts and stock purchase units (“Other Securities”) to be issued under the Registration Statement shall have such terms and shall have been approved when final resolutions shall have been duly adopted by Sara Lee’s Board of Directors or a duly authorized committee thereof, authorizing the issuance and sale of such Other Securities, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement. The terms of any Other Securities issued pursuant to the Registration Statement shall be described in a periodic report on Form 8-K to be filed by Sara Lee at the time of issuance of such Other Securities.

I render no opinion herein regarding matters involving the laws of any jurisdiction other than the State of New York and the United States of America, and my opinion is limited to the effect of the current laws of the State of New York and the United States of America. I assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name under the heading “Legal Matters” in the prospectus. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Sincerely,

/s/ Margaret M. Foran,

Executive Vice President, General Counsel

and Corporate Secretary